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                                                                     EXHIBIT 5.1

               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              HINSHAW & CULBERTSON


Belleville, Illinois    222 North La Salle Street   San Francisco, California
Bloomington, Illinois  Chicago, Illinois 60601-1081  Ft. Lauderdale, Florida
 Champaign, Illinois                                  Jacksonville, Florida
Crystal Lake, Illinois     312.704.3000                   Miami, Florida
  Joliet, Illinois            _______                     Tampa, Florida
  Lisle, Illinois                                        Munster, Indiana
  Peoria, Illinois         Telefax 312.704.3001       Minneapolis, Minnesota
 Rockford, Illinois                                    St. Louis, Missouri
Springfield, Illinois                                  Appleton, Wisconsin
 Waukegan, Illinois         March 2, 1998             Brookfield, Wisconsin
                                                      Lake Geneva, Wisconsin
                                                       Milwaukee, Wisconsin

Writer's Direct Dial No.                                     File No.
(312) 704-3852                                                764359



VIA FACSIMILE & FEDERAL EXPRESS
-------------------------------
First Midwest Bancorp, Inc.
300 Park Boulevard, Suite 405
P.O. Box 459
Itasca, Illinois 60143-0459

     RE:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement") for the registration of up to 9,725,509 shares of Common Stock, $,01 par value per share, of the Company (the "Shares") in connection with the Company's acquisition of Heritage Financial Services, Inc.

     In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.
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First Midwest Bancorp, Inc.
March 2, 1998
Page 2

     We hereby consent to the reference to our firm under the caption "Opinions" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                             /s/ Timothy M. Sullivan

                                 Timothy M. Sullivan
TMS/mm